================================================================================


                            MDU RESOURCES GROUP, INC.

                     (FORMERLY MONTANA-DAKOTA UTILITIES CO.)


                                       TO

                              THE BANK OF NEW YORK

                         (FORMERLY IRVING TRUST COMPANY)

                                       AND

                              DOUGLAS J. MacINNES,

                                    Trustees



                                   (Fiftieth)

                             Supplemental Indenture



                          Dated as of December 15, 2003



         Supplemental to Indenture of Mortgage dated as of May 1, 1939, and providing for the issuance of a fortieth series of
      $30,000,000 First Mortgage Bonds, 5.98% Series Due December 15, 2033
    and Confirming the Lien of the Indenture of Mortgage on Certain Property


================================================================================

          THIS SUPPLEMENTAL INDENTURE, dated as of the 15th day of December, 2003, made by and between MDU RESOURCES GROUP, INC., (formerly Montana-Dakota Utilities Co.) a corporation organized and existing under the laws of the State of Delaware, the post-office address of which is Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650 (hereinafter sometimes called the "Company", but prior to the Merger (as defined below) sometimes called the "Predecessor Corporation"), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation organized and existing under the laws of the State of New York, and having its principal corporate trust office (sometimes hereinafter called the "principal office of the Corporate Trustee") at, and the post-office address of which is, 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and DOUGLAS J. MacINNES, whose post-office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (hereinafter sometimes called the "Individual Trustee"), the Corporate Trustee and the Individual Trustee being hereinafter sometimes collectively called the "Trustees", parties of the second part,

                                   WITNESSETH:

          WHEREAS, the Predecessor Corporation has heretofore executed and delivered to THE NEW YORK TRUST COMPANY and A.C. DOWNING, as Trustees, its Indenture of Mortgage dated as of May 1, 1939 (which Indenture is hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued under the Original Indenture; and, in accordance with the terms of the Original Indenture, the following supplemental indentures:

       Designation of
       Supplemental Indenture                               Dated as of
       ----------------------                               -----------
       (First)...........................................   May 1, 1940
       (Second)..........................................   August 1, 1940
       (Third)...........................................   January 1, 1941
       (Fourth)..........................................   May 1, 1942
       (Fifth)...........................................   June 1, 1942
       (Sixth)...........................................   April 1, 1945
       (Seventh).........................................   September 1, 1945
       (Eighth)..........................................   October 1, 1947
       (Ninth)...........................................   October 2, 1947
       (Tenth)...........................................   November 1, 1947
       (Eleventh)........................................   August 1, 1948
       (Twelfth).........................................   December 1, 1948
       (Thirteenth)......................................   March 26, 1951
       (Fourteenth)......................................   April 1, 1951
       (Fifteenth).......................................   June 1, 1951
       (Sixteenth).......................................   June 2, 1951
       (Seventeenth).....................................   June 1, 1954
       (Eighteenth)......................................   September 1, 1954
       (Nineteenth)......................................   November 1, 1958
       (Twentieth).......................................   December 1, 1958
       (Twenty-First)....................................   September 1, 1962
       (Twenty-Second)...................................   December 1, 1962
       (Twenty-Third)....................................   May 1, 1964

       Designation of
       Supplemental Indenture                               Dated as of
       ----------------------                               -----------
       (Twenty-Fourth)...................................   July 1, 1964
       (Twenty-Fifth)....................................   March 1, 1966
       (Twenty-Sixth)....................................   June 1, 1966
       (Twenty-Seventh)..................................   September 1, 1968
       (Twenty-Eighth)...................................   November 1, 1968
       (Twenty-Ninth)....................................   August 1, 1970
       (Thirtieth).......................................   October 1, 1970
       (Thirty-First)....................................   August 1, 1972
       (Thirty-Second)...................................   October 15, 1972
       (Thirty-Third)....................................   August 1, 1974
       (Thirty-Fourth)...................................   October 15, 1974
       (Thirty-Fifth)....................................   October 1, 1976
       (Thirty-Sixth)....................................   August 10, 1977
       (Thirty-Seventh)..................................   September 15, 1978
       (Thirty-Eight)....................................   May 15, 1979
       (Thirty-Ninth)....................................   December 1, 1982
       (Fortieth)........................................   September 5, 1985
       (Forty-First).....................................   November 15, 1985
       (Forty-Second)....................................   November 15, 1986
       (Forty-Third).....................................   May 15, 1991
       (Forty-Fourth)....................................   October 1, 1991
       (Forty-Fifth).....................................   April 21, 1992
       (Forty-Sixth).....................................   June 1, 1992
       (Forty-Seventh)...................................   June 1, 1992
       (Forty-Eighth)....................................   June 1, 1992



which are supplemental to the Original Indenture (the Original Indenture, as supplemented, is sometimes hereinafter referred to as the "Indenture"), including the (Forty-Fifth) Supplemental Indenture, which contains, in Part II thereof, a Restatement of the Original Indenture, as supplemented to April 21, 1992, have heretofore been entered into between the Predecessor Corporation and The New York Trust Company, or one of its successors as Corporate Trustee, Chemical Bank New York Trust Company, Chemical Bank, Irving Trust Company or The Bank of New York, and A.C. Downing or one of his successors as Individual Trustee, Henry J. Gertcher, Jr., John H. Baile, K. Mehl, D.W. May, J.A. Vaughan, W.T. Cunningham or Douglas J. MacInnes; and

          WHEREAS, the Predecessor Corporation entered into an Agreement and Plan of Reorganization and Merger dated as of January 18, 2000, and, pursuant to such agreement, as of July 1, 2000, Great Plains Energy Corp. and Great Plains Natural Gas Co. were merged with and into the Predecessor Corporation (herein sometimes called the "Merger") whereby the Company is the surviving corporation upon such terms as fully to preserve and in no respect to impair the lien and security of the Indenture or any of the rights or powers of the Trustees or the bondholders thereunder, all subject to the limitations permitted by Article XII of the Indenture and set forth in the (Forty-Ninth) Supplemental Indenture, effective as of July 1, 2000, executed and delivered upon such Merger by the Company to the Trustees, pursuant to which the Company, as successor corporation to the Predecessor Corporation, assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture, in accordance with the provisions of said bonds and coupons and the Indenture, and agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Predecessor Corporation; and

          WHEREAS, the following series of Bonds, heretofore issued under and in accordance with the terms of the Indenture, are outstanding under the Indenture at the date hereof as follows:

                                                               Principal Amount
                                      Series                      Outstanding
               Secured Medium Term Notes, Series A.......          $110,000,000
      6.65%    Mercer County Pollution Control
               Series Due June 1, 2022...................       $  15,000,000
      6.65%    Richland County Pollution Control
               Series Due June 1, 2022...................       $   3,250,000
      6.65%    Morton County Pollution Control
               Series Due June 1, 2022...................       $   2,600,000

; and

          WHEREAS, said The New York Trust Company on September 8, 1959 merged into Chemical Corn Exchange Bank, the name of which became Chemical Bank New York Trust Company at the time of said merger; and pursuant to Section 8 of
Article XIII of said Original Indenture, as amended by the (Third) Supplemental Indenture, Chemical Bank New York Trust Company became the successor Corporate Trustee under said Original Indenture; and

          WHEREAS, said Chemical Bank New York Trust Company on February 17, 1969 merged into Chemical Bank, the name of which became Chemical Bank at the time of said merger; and pursuant to Section 8 of Article XIII of said Original Indenture, as amended by the (Third) Supplemental Indenture, Chemical Bank became the successor Corporate Trustee under said Original Indenture; and

          WHEREAS, said Chemical Bank resigned as Corporate Trustee, pursuant to
Section 6 of Article XIII of said Original Indenture, as amended by the (Third) Supplemental Indenture, and said Irving Trust Company was appointed as Corporate Trustee and by an instrument in writing, on March 9, 1977, succeeded to said Chemical Bank; and pursuant to said Section 6 Irving Trust Company became the successor Corporate Trustee under said Original Indenture; and

          WHEREAS, said The Bank of New York on October 6, 1989 merged into Irving Trust Company, the name of which became The Bank of New York at the time of said merger; and

          WHEREAS, the Predecessor Corporation and the Corporate Trustee have executed an instrument in writing dated as of September 19, 1988, pursuant to
Section 6 of Article XIII of the Original Indenture, as amended by the (Third) Supplemental Indenture, appointing W.T. Cunningham as successor Individual Trustee; and

          WHEREAS, the Predecessor Corporation and the Corporate Trustee have executed an instrument in writing dated as of April 30, 1999, pursuant to
Section 13.06 of the Indenture, appointing Douglas J. MacInnes as successor Individual Trustee; and

          WHEREAS, the Predecessor Corporation entered into an Agreement and Plan of Reorganization and Merger dated as of January 18, 2000, and, pursuant to such agreement, as of July 1, 2000, Great Plains Energy Corp. and Great Plains Natural Gas Co. were merged with and into the Predecessor Corporation (herein sometimes called the Merger) whereby the Company is the surviving corporation; and

          WHEREAS, the Company, the Corporate Trustee and the Individual Trustee executed the (Forty-Ninth) Supplemental Indenture dated as of July 1, 2000 whereby the Company assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture, in accordance with the provisions of said bonds and coupons and the Indenture, and agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Predecessor Corporation; and

          WHEREAS, pursuant to Section 12.02 of the Restated Indenture, the Company has succeeded to and been substituted for the Predecessor Corporation under the Indenture;

          WHEREAS, in accordance with the provisions of Section 12.03 of the Restated Indenture, the Indenture, shall not become or be a lien upon any of the properties or franchises now owned or hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those properties and franchises subject to the lien of the Indenture acquired by the Company from the Predecessor Corporation, and improvements, extensions and additions thereto and renewals and replacements thereof; (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged thereunder as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property subject to the lien of the Indenture damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, subject to the Lien hereof which shall have become old, inadequate, obsolete, wornout, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged or intended to be mortgaged under the Indenture; and

          WHEREAS, the Company has acquired the additional properties herein described; and

          WHEREAS, the Indenture provides that the company, when authorized by resolution of its Board of Directors, and the Trustees, subject to conditions and restrictions contained in the Indenture, may enter into indentures supplemental to the Indenture, which thereafter shall form a part thereof, to modify any of the provisions of the Indenture, or to relieve the Company from any of the obligations, conditions or restrictions contained in the Indenture; and

          WHEREAS, the Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series other than the initial series shall be expressed in and provided for by the execution of an appropriate supplemental indenture; and

          WHEREAS, the Company, pursuant to appropriate resolutions of its Board of Directors, has authorized the execution of this Supplemental Indenture to provide, among other things, for the issuance of a new series of Bonds under the Indenture, as hereinafter set forth; and

          WHEREAS, the Board of Directors of the Company, at a meeting duly called and held, has duly authorized and approved the execution, delivery and issuance of a new series of Bonds and the execution and delivery of this Supplemental Indenture; and

          WHEREAS, all other acts and things necessary have been done and performed to make the new series of Bonds, when executed by the Company and authenticated by the Corporate Trustee, the valid, binding and legal obligations of the Company and entitled to the security and benefits afforded by the Indenture; and

          WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding instrument for the purposes and objects herein expressed in accordance with the terms, covenants, agreements and conditions herein set forth, have been duly done and performed and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH;

          That, in consideration of the premises and of the mutual covenants contained herein and in said Indenture and of the acceptance of this trust by the Trustees and of the sum of One Dollar ($1.00) duly paid by the Company to the Trustees at the time of the execution of this Supplemental Indenture, and of other valuable considerations, receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure equally and ratably (subject to the provisions of Section 6.02 of the Indenture) the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under said Indenture according to their tenor and effect, and to further secure the performance and observance of all the covenants and conditions contained in said Indenture, the Company, MDU RESOURCES GROUP, INC., has executed and delivered this (Fiftieth) Supplemental Indenture and has Granted, Bargained, Sold, Conveyed, Aliened, Remised, Released, Assigned, Transferred, Warranted, Mortgaged, Pledged, Set Over and Confirmed, and Does Hereby Grant, Bargain, Sell, Convey, Alien, Remise, Release, Assign, Transfer, Warrant, Mortgage, Pledge, Set Over and Confirm unto THE BANK OF NEW YORK and DOUGLAS MacINNES, as Trustees, and their successor or successors in the trust created by said Original Indenture, subject to the terms and conditions of the Indenture:

          (a) all property, real and personal, of the kind and nature that are described in the Original Indenture, as supplemented, acquired by the Company from the Predecessor Corporation in the Merger (including the property described in Exhibit A hereto) and improvements, extensions and additions thereto and renewals and replacements thereof,

          (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional Bonds or the withdrawal of cash or the release of property, and

          (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company after the Merger

               (1) to maintain, renew and preserve the franchises covered by the Indenture, or

               (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or

               (3) in rebuilding or renewal of property subject to the lien of the Indenture damaged or destroyed, or

               (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the lien of the Indenture which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged or intended to be mortgaged under the Indenture.

          Expressly excepting and excluding, however, from this Supplemental Indenture and from the lien and operation hereof:

          (a) all bills, notes and accounts receivable, whether now owned or hereafter acquired or possessed by the Company (other than bills, notes and accounts receivable, now or hereafter existing, hereafter expressly mortgaged or pledged hereunder or covenanted so to be), cash on hand or in bank and all policies of insurance on lives of officers of the Company and all contracts, whether now owned or hereafter acquired or possessed by the Company (other than cash hereafter owned or contracts, now or hereafter existing, hereafter expressly mortgaged or pledged hereunder or covenanted so to be);

          (b) all shares of stock and other certificates or evidences of interest therein, and all bonds, notes or other evidences or certificates of interest therein and other securities now owned or hereafter acquired or possessed by the Company and not hereafter expressly mortgaged or pledged hereunder or covenanted so to be and all motor cars, automobiles, auto trucks (including line trucks), tank wagons, tractors, bulldozers and other automotive equipment, all ships, boats and barges, all railroad cars and all aircraft;

          (c) all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

          (d) all electric energy, gas, steam and other materials and products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course and conduct of its business;

          (e) all property that has been released from the lien of the Indenture, pursuant to the terms thereof;

          TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns, forever;

          SUBJECT HOWEVER, to the exceptions and reservations and matters hereinbefore recited and in the Indenture, subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes, over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company now owns or may hereafter acquire any property subject to the lien of the Indenture and to any prior liens existing on properties hereafter acquired, to the extent permitted by the terms of the Indenture, to undetermined liens and charges, if any, incidental to construction, the lien of taxes for the then current year, the lien of taxes and assessments not at the time due, and other existing permitted liens as defined in Article I of the Indenture.

          IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture.

          AND THIS INDENTURE FURTHER WITNESSETH:

          That, in order to declare the terms and conditions of the new series of Bonds to be issued under the Indenture, MDU RESOURCES GROUP, INC. does hereby covenant and agree to and with THE BANK OF NEW YORK and DOUGLAS J. MacINNES, as Trustees under the Indenture and their successor or successors in trust under the Indenture as follows:

                                    ARTICLE I

                     DESCRIPTION OF BONDS OF FORTIETH SERIES

          SECTION 1.01. The fortieth series of Bonds to be issued under the Original Indenture shall be designated "First Mortgage Bonds, 5.98% Series Due December 15, 2033" (herein sometimes called the "Fortieth Series"); shall be limited in aggregate principal amount to $30,000,000 (except as provided in Section 2.10 of the Indenture); shall be substantially in the form hereinafter provided; shall bear interest at the rate of 5.98% per annum, payable semi-annually on the 15th day of June and December in each year and at maturity (each an "interest payment date"); shall be registered bonds without coupons in the denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars; shall be dated as provided in Section 1.03 hereof; and shall be due on December 15, 2033. No Bonds of the Fortieth Series in addition to the aforesaid $30,000,000 in principal amount shall be issued except under
Article II of the Indenture, pursuant to the exercise of any privilege of exchange or in substitution for or upon transfer of other Bonds of the Fortieth Series.

          The interest so payable on any interest payment date shall be paid to the persons in whose names the Bonds of the Fortieth Series are registered at the close of business on the last business day (hereinafter called the "record date") which is more than ten days prior to such interest payment date, a "business day" being any day that is not a day on which banks in The City of New York are authorized by law to close; except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of the Fortieth Series are registered on the date of payment of such defaulted interest.

          (I) Each Bond of the Fortieth Series shall be issued to, and registered in the name of, and delivered to The Bank of New York, as trustee (hereinafter referred to as the "2003 Trustee") under an Indenture dated as of December 15, 2003 (hereinafter referred to as the "2003 Indenture"), to provide for the payment when due (whether at maturity, by acceleration or otherwise) of the principal and interest on the Securities (as defined in the 2003 Indenture) to be issued from time to time under the 2003 Indenture.

          Any payment by the Company under the 2003 Indenture of the principal of or premium, if any, or interest, if any on the Securities which shall have been authenticated and delivered under the 2003 Indenture on the basis of the issuance and delivery to the 2003 Trustee of Bonds of the Fortieth Series (other than by the application of the proceeds of a payment in respect of such Bonds) shall, to the extent hereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of, or premium, or interest on such Bonds, as the case may be, which is then due.

          The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of or premium, if any, or interest on any Bond of the Fortieth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2003 Trustee, signed by an authorized officer thereof, stating that the principal of or premium, if any, or interest on specified Bonds of the Fortieth Series has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

          (II) Each holder of a Bond of the Fortieth Series by acceptance thereof consents that the Bonds of the Fortieth Series may be redeemable at the option of the Company or pursuant to the requirements of the Indenture in whole at any time, or in part from time to time, prior to maturity, without notice provided in Sections 5.01 and 5.02 of the Indenture, at the principal amount of the Bonds to be redeemed, in each case, together with accrued interest to the date fixed for redemption by the Company in a notice delivered on or before the date fixed for redemption by the Company to the Corporate Trustee and to the holders of the Bonds to be redeemed.

          The Bonds of the Fortieth Series shall also be redeemed, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date of payment of such principal amount, upon receipt by the Corporate Trustee of a written notice from the 2003 Trustee (i) delivered to the Corporate Trustee and the Company, (ii) signed by its President or any Vice President,
(iii) stating that an Event of Default has occurred under the 2003 Indenture and is continuing and that, as a result, there then is due and payable a specified amount with respect to the Securities outstanding under the 2003 Indenture, for the payment of which the 2003 Trustee has not received funds, and (iv) specifying the principal amount of the Bonds of the Fortieth Series to be redeemed. Delivery of such notice shall constitute a waiver by the 2003 Trustee of notice of redemption under the Indenture.

          The Company hereby waives its right to have any notice of redemption pursuant to this subsection (II) of this Section 1.01 state that the related redemption is subject to the receipt of the redemption moneys by the Corporate Trustee on or before the date fixed for redemption. Notwithstanding Sections
5.01 and 5.02 of the Indenture, any such redemption pursuant to such notice under this subsection shall not be conditional.

          (III) At the option of the registered owner, any Bonds of the Fortieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series with the same interest rate and maturity date of other authorized denominations.

          The Bonds of the Fortieth Series shall not be transferable by the 2003 Trustee except to a successor trustee under the 2003 Indenture. Bonds of the Fortieth Series so transferable to a successor trustee under the 2003 Indenture may be transferred at the office or agency of the Company in the Borough of Manhattan, The City of New York.

          The Company hereby waives any right to make a charge for any exchange or transfer of Bonds of the Fortieth Series.

          SECTION 1.02. The Bonds of the Fortieth Series and the Corporate Trustee's certificate to be endorsed upon such Bonds shall all be substantially in the following forms, with the necessary or appropriate variations, omissions and insertions as permitted or required by the Indenture or by this (Fiftieth) Supplemental Indenture and which may include placing the text on multiple pages:

                             [FORM OF FACE OF BOND]

                                 REGISTERED BOND

          This Bond is not transferable except to a successor trustee under the Indenture (hereinafter called the "2003 Indenture"), dated as of December 15, 2003, from the Company to The Bank of New York, as trustee (hereinafter called the "2003 Trustee"), as such 2003 Indenture may be supplemented and amended.

                            MDU RESOURCES GROUP, INC.

                              FIRST MORTGAGE BOND,
                       5.98% SERIES DUE December 15, 2033

No.                                           PRINCIPAL AMOUNT:
ORIGINAL INTEREST
ACCRUAL DATE: December 15, 2003               MATURITY DATE: December 15, 2033
INTEREST RATE: 5.98%                          INTEREST PAYMENT DATE(S): June 15,
                                              December 15, and Maturity Date

          MDU RESOURCES GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby acknowledges itself indebted and promises to pay to THE BANK OF NEW YORK, as trustee under the 2003 Indenture, or to registered assigns, the sum of

                           __________________ DOLLARS

on the Maturity Date specified above, and to pay interest thereon at the Interest Rate specified above, semi-annually on the 15th day of June and December in each year and on the Maturity Date (each an "Interest Payment Date") from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid, commencing on the Interest Payment Date next succeeding the Original Interest Accrual Date until the Company's obligation with respect to the payment of such principal shall have been discharged. If the Company shall default in the payment of interest due on any Interest Payment Date, then interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no such interest has been paid on the Bonds, from the Original Interest Accrual Date. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the (Fiftieth) Supplemental Indenture hereinafter referred to, be paid to the person in whose name this Bond (or any Bond or Bonds previously outstanding in exchange, transfer or substitution for which this Bond was issued) is registered.

          Both principal and interest on this Bond shall be payable in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the principal corporate trust office of The Bank of New York, in the Borough of Manhattan, The City of New York, New York, or at the principal office of any successor Corporate Trustee under the Indenture hereinafter referred to.

          This Bond is one of a duly authorized issue of Bonds of the Company, issued and to be issued under pursuant to and all equally secured by an Indenture of Mortgage, dated as of May 1, 1939, made by and between the Company and The New York Trust Company (The Bank of New York, successor corporate trustee, herein sometimes called the "Corporate Trustee") and A.C. Downing (W.T. Cunningham, successor individual trustee), as Trustees, and fifty supplemental indentures thereto, including the (Forty-Fifth) Supplemental Indenture, dated as of April 21, 1992, which contains a Restatement of Indenture, and the (Fiftieth) Supplemental Indenture, dated as of December 15, 2003, made by the Company to the Trustees (said Indenture of Mortgage and all indentures supplemental thereto being hereinafter collectively called the "Indenture"), to which Indenture reference is hereby made for a description of the property thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights thereunder of the bearers or registered owners of the Bonds and of the Trustees, and the terms and conditions upon which the Bonds are and are to be secured. To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of the holders of not less than 60% in principal amount of the Bonds then outstanding at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, also by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal at maturity of, or interest on, this Bond, which are unconditional, or reduce the aforesaid percentages. The Bonds may be issued in series, for various principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided.

          This Bond is one of a series designated as set forth in the title on the face of this Bond, limited to the aggregate principal amount of $30,000,000 issued under and secured by the Indenture.

          In case an event of default as defined in the Indenture shall occur, the principal of all Bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

          The Bonds of this Series are subject to redemption as provided in the (Fiftieth) Supplemental Indenture, dated as of December 15, 2003.

          No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

          This Bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until The Bank of New York, or its successor as Corporate Trustee under the Indenture, shall have signed the form of certificate endorsed hereon.

          IN WITNESS WHEREOF, MDU RESOURCES GROUP, INC. has caused this Bond to be duly executed in its corporate name by the manual or facsimile signature of its President or a Vice President and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, all as of ______________.


Dated: ____________________            MDU RESOURCES GROUP, INC.


                                       By
                                          --------------------------------------
                                            ......................., President

(CORPORATE SEAL)

Attest:



         ......................, Secretary



                    [FORM OF CORPORATE TRUSTEE'S CERTIFICATE]


          This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and Supplemental Indenture.


                                          THE BANK OF NEW YORK,
                                               Corporate Trustee


                                          By
                                            -----------------------------------
                                                     Authorized Signature



          SECTION 1.03. Except as provided in this paragraph and in Sections
2.09 and 2.10 of the Indenture, every Bond of the Fortieth Series shall be dated as of the date of its authentication and delivery (except that if any such Bond shall be authenticated and delivered on any interest payment date, or after the close of business on the record date with respect to any interest payment date and prior to such interest payment date, it shall be dated as of the day next following such interest payment date), and shall bear interest from the interest payment date to which interest has been paid next preceding the date of such Bond, or, if no interest has been paid on such Bond of the Fortieth Series, from December 15, 2003.

                                   ARTICLE II

                                   CORRECTIONS

          SECTION 2.01 The words "producing" and "transmitting" in the first paragraph of the definition of "Property Additions" in Section 1.01 shall be deleted from the phrase "producing, manufacturing, transporting, transmitting."

                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.01 The Trustees accept the trusts created by the Original Indenture, as supplemented, including this Supplemental Indenture, and agree to perform the same upon the terms and conditions in the Indenture including those in this Supplemental Indenture set forth, and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Indenture, shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

          SECTION 3.02 This Supplemental Indenture may be executed in any number of counterparts, and all of said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Corporate Trustee have caused this Supplemental Indenture to be executed by their proper officers thereunto duly authorized and their respective corporate seals to be hereto duly affixed, and the Individual Trustee has hereunto set his hand and seal, all as of the day and year first above written.

                                       MDU RESOURCES GROUP, INC.


                                       By:  /s/ Warren L. Robinson
                                            ------------------------------------
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer



                                       And: /s/ Douglass A. Mahowald
                                            ------------------------------------
                                            Assistant Treasurer and Assistant
                                            Secretary



Executed by MDU Resources
Group, Inc., in the presence of:

/s/ Mary Weigel Davison


/s/ Tom K. Hopgood

                                       THE BANK OF NEW YORK,
                                              as Corporate Trustee


                                       By:  /s/ Barbara Bevelaqua
                                            ------------------------------------
                                            Barbara Bevelaqua
                                            Vice President


                                       And: /s/ Patricia Gallagher
                                            ------------------------------------
                                            Patricia Gallagher
                                            Vice President



Executed by The Bank of New York, as Corporate Trustee, in the presence of:


/s/ Beata Hryniewicka
-------------------------
Beata Hryniewicka
Assistant Treasurer


/s/ Remo Reale
-------------------------
Remo Reale
Vice President


                                            Douglas J. MacInnes,
                                                 as Individual Trustee


                                            /s/ Douglas J. MacInnes
                                            ------------------------------------




Executed by Douglas J. MacInnes, as
Individual Trustee, in the presence of:

/s/ Mary Lagumina
-------------------------------

/s/ Van K. Brown
-------------------------------

STATE OF North Dakota )

                      ) SS.:

COUNTY OF Burleigh    )


          On this 19th day of December, 2003, before me, a Notary Public within and for said County, personally appeared WARREN L. ROBINSON and DOUGLASS A MAHOWALD, to me personally known to be respectively an Executive Vice President and an Assistant Secretary of MDU RESOURCES GROUP, INC. the corporation which executed the within instrument, and who, being each by me duly sworn, did say that they reside respectively at [Address] and [Address]; that they are respectively an Executive Vice President and an Assistant Secretary of MDU RESOURCES GROUP, INC., the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said WARREN L. ROBINSON and DOUGLASS A MAHOWALD acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.


                                           /s/ Amy Prokop
                                           -----------------------------------
                                           Amy Prokop, Notary Public
                                           No:  546053
                                           Qualified in:  Burleigh County
                                           State of North Dakota
                                           Commission Expires: August 26, 2005

STATE OF NEW YORK  )

                   ) SS.:

COUNTY OF NEW YORK )


          On this 23rd day of December, 2003, before me, a Notary Public within and for said County, personally appeared Barbara Bevelaqua and Patricia Gallagher to me personally known to be Vice Presidents of THE BANK OF NEW YORK, the corporation which executed the within instrument, and, who, being each by me duly sworn, did say that they reside respectively at 160 Wood Avenue, Staten Island, New York 10307 and at 3684 Alcona Street, Seaford, New York 11783, that they are both Vice Presidents of THE BANK OF NEW YORK, the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said Barbara Bevelaqua and Patricia Gallagher acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.


                                           /s/ William J. Cassels
                                           -------------------------------------
                                                       (Notary Public)
                                                           (Stamp)

                                           William J. Cassels
                                           Notary Public, State of New York
                                           No. 01CA5027729
                                           Qualified in Bronx County
                                           Commission Expires May 18, 2006

STATE OF NEW YORK  )

                   ) SS.:

COUNTY OF NEW YORK )


          Barbara Bevelaqua and Patricia Gallagher, being duly sworn, on oath say that they are both Vice Presidents of THE BANK OF NEW YORK, the Corporate Trustee named in the foregoing Supplemental Indenture; that each of them has knowledge of the facts in relation to the making and execution of said Supplemental Indenture, and that said Supplemental Indenture is made in good faith to secure the amounts therein named and without any design to hinder, delay or defraud creditors.



                                           /s/ Barbara Bevelaqua
                                           -------------------------------
                                           Barbara Bevelaqua
                                           Vice President


                                           /s/ Patricia Gallagher
                                           -------------------------------
                                           Patricia Gallagher
                                           Vice President





Subscribed and sworn to before me
this 23rd day of December, 2003.


/s/ William J. Cassels
-----------------------------------
         (Notary Public)
              (Stamp)

                    William J. Cassels
              Notary Public, State of New York
                    No. 01CA5027729
                      Qualified in Bronx County
              Commission Expires May 18, 2006

STATE OF NEW YORK  )

                   ) SS.:

COUNTY OF NEW YORK )


          On this 23rd day of December, 2003, before me, a Notary Public within and for said County, personally appeared Douglas J. MacInnes, to me known to be the Individual Trustee described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.



                                           /s/ William J. Cassels
                                           -------------------------------------
                                                       (Notary Public)
                                                           (Stamp)

                                                    William J. Cassels
                                               Notary Public, State of New York
                                                    No. 01CA5027729
                                                    Qualified in Bronx County
                                              Commission Expires May 18, 2006

STATE OF NEW YORK  )

                   ) SS.:

COUNTY OF NEW YORK )


          Douglas J. MacInnes, being duly sworn, on oath says that he is the Individual Trustee named in the foregoing Supplemental Indenture; that he has knowledge of the facts in relation to the making and execution of said Supplemental Indenture, and that said Supplemental Indenture is made in good faith to secure the amounts therein named and without any design to hinder, delay or defraud creditors.

                                                    /s/ Douglas MacInnes
                                                    ----------------------------
                                                          Douglas MacInnes


Subscribed and sworn to before me
this 23rd  day of December, 2003


/s/ William J. Cassels
-----------------------------------
         (Notary Public)
              (Stamp)

                           William J. Cassels
                     Notary Public, State of New York
                           No. 01CA5027729
                             Qualified in Bronx County
                     Commission Expires May 18, 2006

                               MORTGAGOR'S RECEIPT

          The undersigned mortgagor company, MDU RESOURCES GROUP, INC., acknowledges that it has received from the Trustees named in the foregoing and attached Supplemental Indenture, without cost to the mortgagor and at the time of the execution of said Supplemental Indenture, a correct copy of the original thereof signed by the mortgagor and with all witnesses and acknowledgments shown thereon.


          Dated: December 23, 2003


                                            MDU RESOURCES GROUP, INC.


                                            By: /s/ Douglass A. Mahowald
                                                -------------------------------
                                                DOUGLASS A. MAHOWALD
                                                Its Assistant Secretary

                                    EXHIBIT A


                        Specific Description of Property


          The following described tracts or parcels of land located in the respective counties in the States of Montana, North Dakota, South Dakota and Wyoming, hereinafter specified, and described, according to the government survey of the respective plats thereof on file and of record in the offices of the Registers of Deed and County Recorders in the respective counties in which said tracts or parcels are located, as follows:


ROOSEVELT COUNTY, MONTANA

     Item 50101. Wolf Point Warehouse

          A parcel of land located in the Southeast 1/4 of the Northeast 1/4 of
          Section 15, Township 27 North, Range 47 East. P.M.M., Roosevelt County, Montana, and being Parcel #01028 GN of Certificate of Survey dated June 22, 2001, recorded on April 18, 2002, under Clerk and Recorder's File #5603 as Plat 263 B, Roosevelt County, Montana.

BURLEIGH COUNTY, NORTH DAKOTA

     Item 50102. Bismarck Electric Substation Site

          Lot 1, Block 2, Cottonwood Lake Fifth Addition to the City of Bismarck, North Dakota.

EMMONS COUNTY, NORTH DAKOTA

     Item 50103. Linton Office Additional Property

          A parcel of land located within the Southeast Quarter (SE1/4) of Section Seven (7), Township One Hundred Thirty-Two (132) North, Range Seventy-Six (76) West of the Fifth Principal meridian, Emmons County, North Dakota, more particularly described as follows:

          Commencing at a point located on the south right of way line of Sampson Avenue and 10.00 feet east of the center of the mainline railroad track (measured at right angles to said mainline), said point being the point of beginning; thence S 89(0) 55"00" E on the south right of way of Sampson Avenue a distance of 238.60 feet; thence S 0(0) 05'02" W a distance of 13.40 feet; thence S 27(0) 09'39" E
          (parallel to said mainline track) a distance of 77.16 feet; thence N 89(0) 55'00" W a distance of 121.33 feet; thence S 58(0) 21'24" W a distance of 85.40 feet to a point located 10.00 feet easterly of the center of a spur line; thence N 32(0) 07'46" W a distance of 150.00 feet to the point of beginning.

          Said parcel contains 20925 square feet or 0.480 acres more or less. Bearings for the above descriptions are based on an assumed bearing of N 89(0) 55'00" W on the south right of way line of Sampson Avenue.

MERCER COUNTY, NORTH DAKOTA

     Item 50104. Beulah Spray Pond

          The North 150' of Parcel "A" of Lot 14 of Juzelers Second Addition to the City of Beulah. This lot is in the SE1/4 , Sec 25 T144N, R88W in the City of Beulah.


LAWRENCE COUNTY, SOUTH DAKOTA

     Item 50105. Lead Above Ground Valve

          MDU Lot of Block Q, Moulton Terrace Addition to the City of Lead, being a portion of the Matey Mae Fraction patented lode mining claim, M.S. 1579 and the Moulton patented lode mining claim, M.S. 512, all as shown on that certain plat recorded in the Office of the Lawrence County Registar of Deeds as Document Number 2000-4514, and comprising .01 acres, more or less.

PENNINGTON COUNTY, SOUTH DAKOTA

     Item 50106. Rapid City Gas Regulator Station

          Lot 1 of Dan's Supermarket Tract Revised Located in Block 66 of the Original Townsite of Rapid City, Pennington County, South Dakota.

          LESS

          Lot H1 in Lot 1 of Dan's Supermarket Tract revised, located in Block 66 of the Original Townsite of Rapid City, Pennington County, South Dakota. Said Lot H1 contains 234 sq. ft., more or less.

     Item 50107. Rapid City Service Center

          Lot 1 of MDU Subdivision, as depicted on the Plat recorded at the Pennington County Register of Deeds office at Plat Book 29, Page 220.

SHERIDAN COUNTY, WYOMING

     Item 50108. Big Horn Substation

          A tract of land situated in the SW1/4NW1/4 of Section 4, Township 54 North, Range 84 West, 6th P.M., Sheridan County, Wyoming, said tract being more particularly described as follows:

          Commencing at the west quarter corner of said Section 4 (Witnessed by Highway right-of-way Monuments); thence N65(0)23"13"E, 1279.03 feet to the POINT OF BEGINNING of said tract, said point lying on the proposed westerly right-of-way line of State Highway No. 335 (AKA Big Horn
          Road); thence N54(0)35'00"W, 100.00 feet to a point; thence N35(0)25'00"E, 150.00 feet to a point, thence S54(0)35'00"E, 90.48 feet to a point, said point lying on said proposed westerly right-of-way line of State Highway NO. 335; thence along said proposed westerly right-of-way line through a curve to the right, having a radius of 436.35 feet, a central angle of 11(0)59'19", an arc length of 91.30 feet, a chord bearing of S29(0)25'21"W, and a chord length of
          91.14 feet to a point; thence S35(0)25'00"W, 59.36 feet along said proposed westerly right-of-way line to the POINT OF BEGINNING of said tract.

          Said tract containing 14,714 square fee of land, more or less. Basis of Bearings is Wyoming State Plane (East Central Zone).